Exhibit 99.3

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Symbotic Inc.

Lock-Up Agreement

December 4, 2025

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Re:	Symbotic Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Symbotic Inc., a Delaware corporation (the “Company”), and Symbotic Holdings LLC, a Delaware limited liability company (“Symbotic LLC”), and the selling securityholders named in Schedule IV thereto, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 3, 2025.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the provisions contained herein, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of Class V-1 common stock of the Company (the “Class V-1 Shares”), any shares of Class V-3 common stock of the Company (the “Class V-3 Shares”) or any common units of Symbotic LLC (the “LLC Interests”), or any options or warrants to purchase any shares of Common Stock, Class V-1 Shares, Class V-3 Shares or the LLC Interests, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, Class V-1 Shares, Class V-3 Shares or the LLC Interests (such shares of Common Stock, Class V-1 Shares, Class V-3 Shares, the LLC Interests, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement described in clause (i) or (ii) above (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except pursuant to the provisions of the following paragraph.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) (x) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned or any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (y) if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or otherwise pursuant to an order of a court or regulatory agency, (viii) to the Company from a current or former director, officer, employee, contractor, consultant or other service provider of the Company, (ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) (A) to the public or the Company in connection with the vesting and settlement of restricted stock units (including, by way of “net” or “cashless” exercise, “sell-to-cover” or any other method to satisfy tax withholding obligations as determined by the Company) that are already vested, scheduled to expire or may vest during the Lock-Up Period, including any sale to the public or transfer to the Company for the payment of tax withholdings or remittance payments due as a result of such vesting or settlement or (B) to the Company in connection with the vesting and settlement of other equity awards or with the exercise of warrants or options (including, in each case, by way of “net” or “cashless” exercise) that are already vested, scheduled to expire or may vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of such vesting, settlement, or in connection with the conversion of convertible securities, provided in the case of (x)(A) and (x)(B), all such transfers are pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided further that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, (xi) pursuant to a Rule 10b5-1 trading arrangement (as defined in Item 408(a)(1)(i) of Regulation S-K adopted prior to the date hereof) and (xii) with the prior written consent of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. on behalf of the Underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(ii), (iii), (iv) and (v) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (vi), (vii), (viii), (ix), (x) and (xi) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the circumstances of such transfer or distribution;

(b)	enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made during the Lock-Up Period regarding the establishment of such plan; provided further that, for the avoidance doubt, any required announcement or filing under the Exchange Act, including disclosures under Regulation S-K Item 408(a), by or on behalf of the undersigned or the Company regarding the establishment of such plan shall be permitted under this Agreement so long as such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

(c)	transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock- Up Securities shall remain subject to the provisions of this Lock-Up Agreement; and

(d)	transfer the undersigned’s Lock-Up Securities pursuant to the pledge, hypothecation or other granting of a security interest in Lock-Up Securities to one or more lending institutions as collateral or security for any loan, advance, extension of credit or other similar financing arrangement and any transfer upon foreclosure upon such securities; provided, that (unless entered into prior to the execution of this Lock-Up Agreement) to the extent any such financial institution enforces its security interest during the term of the Lock-Up Period by way of a sale, transfer, appropriation or other disposition, each purchaser or transferee shall execute and deliver to each of the Representatives a lock-up agreement in substantially the form of this Lock-Up Agreement in respect of the remainder of the Lock-Up Period; provided, further, that the undersigned shall provide each of the Representatives prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned with respect to thereto.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the undersigned’s Shares pursuant to the Underwriting Agreement; or (ii) any exchange or conversion of Lock-Up Securities solely for or to other Lock-Up Securities, provided that the Lock-Up Securities received shall be subject to the provisions of this Lock-Up Agreement.

If the undersigned is not a natural person or a trust, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn,

(ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) December 10, 2025, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

SVF Sponsor III (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

[Signature Page to Lock-Up Agreement]